                                                                     EXHIBIT 4.3

  NUMBER                                      (SEE REVERSE SIDE FOR LEGEND)                                        WARRANTS
 _____-IMEW                 (THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.
                                           NEW YORK CITY TIME, __________, 2009

                      INTERNATIONAL METAL ENTERPRISES, INC.

                                                    CUSIP
                                     WARRANT

THIS CERTIFIES THAT, for value received

is the registered holder of a Warrant or Warrants expiring ____________, 2009
(the "Warrant") to purchase one fully paid and non-assessable share of Common
Stock, par value $.0001 per share ("Shares"), of International Metal
Enterprises, Inc., a Delaware corporation (the "Company"), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a merger, capital stock exchange, asset acquisition or other similar business combination or (ii) ________ __, 2006, such number of Shares of the Company at the price of $5.00 per share, upon surrender of this Warrant
Certificate and payment of the Warrant Price at the office or agency of the
Warrant Agent, Continental Stock Transfer & Trust Company (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and
Continental Stock Transfer & Trust Company. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of
Warrant Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term Warrant Price as used in this
Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.
     No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Shares to be issued to such holder.
     Upon any exercise of the Warrant for less than the total number of full
Shares provided for herein, there shall be issued to the registered holder hereof or his assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.
     Warrant Certificates, when surrendered at the office or agency of the
Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.
     Upon due presentment for registration of transfer of the Warrant
Certificate at the office or agency of the Warrant Agent, a new Warrant
Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.
     The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.
     This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.
     The Company reserves the right to call the Warrant, with the prior consent of Sunrise Securities Corp., at any time prior to its exercise, with a notice of call in writing to the holders of record of the Warrant, giving 30 days' notice of such call at any time after the Warrant becomes exercisable if the last sale price of the Shares has been at least $8.50 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of such call is given and the weekly trading volume of the
Shares has been at least 800,000 shares for each of the two calendar weeks prior to the date on which notice of such call is given. The call price of the
Warrants is to be $.01 per Warrant. Any Warrant either not exercised as provided in the Warrant Agreement or tendered back to the Company by the end of the date specified in the notice of call shall be canceled on the books of the Company and have no further value except for the $.01 call price.

By

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                    SECRETARY                    PRESIDENT

                                SUBSCRIPTION FORM
      To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise ______________
Warrants represented by this Warrant Certificate, and to purchase the shares of
Common Stock issuable upon the exercise of such Warrants, and requests that
Certificates for such shares shall be issued in the name of

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                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

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                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ____________________________________________________________
                                 (PLEASE PRINT OR TYPE NAME AND ADDRESS)

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and, if such number of Warrants shall not be all the Warrants evidenced by this
Warrant Certificate, that a new Warrant Certificate for the balance of such
Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated: _____________________         ___________________________________________
                                     (SIGNATURE)

                                     -------------------------------------------
                                     (ADDRESS)

                                     -------------------------------------------

                                     -------------------------------------------
                                     (TAX IDENTIFICATION NUMBER)

                                   ASSIGNMENT
       To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, _____________________ hereby sell, assign, and transfer unto

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                     (PLEASE TYPE OR PRINT NAME AND ADDRESS)

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                 (SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to ___________________________________________________________
                               (PLEASE PRINT OR TYPE NAME AND ADDRESS)

______________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint _________________________________
Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: _________________________            _________________________________
                                            (SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE
NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE
GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE
AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR
CHICAGO STOCK EXCHANGE.